CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated June 4, 2003, which is incorporated by reference in this Registration Statement (Form N-1A, Nos. 33-07496 and 811-04764) of Dreyfus Premier Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York
May 13, 2004